EXHIBIT 99.1

Behringer Harvard Announces Acquisition

of Office Property in Central District of Berlin, Germany

DALLAS, April 9, 2012 — Behringer Harvard announced today its acquisition of Alte Jakobstraße 79-80, a multitenant office property in the central business district of Berlin, Germany.

“This property represented an attractive opportunity to provide geographic diversification for the portfolio of Behringer Harvard Opportunity REIT II, Inc. through exposure to the vibrant German economy, the most stable and influential economic power in Europe,” said Mr. Michael J. O’Hanlon, CEO of the investment programs comprising Behringer Harvard’s opportunity platform. “We believe this high-quality, well-located office building is well-positioned to benefit from the employment strength characteristic of the Berlin market.”

The seven-story office building, constructed in 1997, comprises 73,755 rentable square feet that are 87 percent leased to multiple tenants active in public relations, software, accounting and education.

Excellent public transport options are offered by Alte Jakobstraße’s location approximately half a mile from the Spittelmarkt station on Berlin’s U-Bahn U2 line that connects most of central Berlin. The site also offers convenient proximity to major traffic arteries and connections to the autobahn.

Alte Jakobstraße 79-80 is located in the Mitte district of Berlin, an emerging city center in the historical heart of Berlin that once formed the nucleus of the former East Berlin. In addition to numerous historical sites, the vibrant Mitte district features abundant cafés, restaurants, museums, galleries and clubs.

With a population of more than 81 million, Germany is the largest country in the European Union. Home to a highly skilled labor force of more than 41 million, Germany is the continent’s largest economy. With an estimated gross domestic product of more than $3 trillion in 2011, Germany is a leading exporter of machinery, vehicles, chemicals and household equipment.

Berlin, the largest city in Germany, is an important political, cultural and scientific center and one of the most significant economic centers in Germany. With a population of 3.5 million, Berlin is distinguished by its central geographic location within the European Union, its well-developed infrastructure, and its strong labor market with a large pool of qualified workers.

About Behringer Harvard

Behringer Harvard creates and manages global institutional-quality alternative investment programs for individual and institutional investors. Programs sponsored and managed by the Behringer Harvard group of companies have attracted equity of more than $5 billion and made investments into more than $11 billion in assets. For more information, contact our U.S. headquarters toll-free at 866.655.3600 or our European headquarters at 011 49 40 34 9999 90, or visit us online at behringerharvard.com.

This release contains forward-looking statements relating to the business and financial outlook of Behringer Harvard Opportunity REIT II, Inc. that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors section of Behringer Harvard Opportunity REIT II, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Barbara Marler Behringer Harvard bmarler@behringerharvard.com 469.341.2312	Nicole Traycoff Richards Partners for Behringer Harvard nicole_traycoff@richards.com 214.891.5751